                                                                    EXHIBIT 23.4

              Consent of Independent Certified Public Accountants


We hereby consent to the incorporation by reference in the Prospectus included in this Registration Statement on Form S-3 of Ocwen Financial Corporation of our reports dated January 27, 1998 on: (a) Ocwen Financial Corporation, incorporated by reference in the December 31, 1997 Annual Report on Form 10-K of Ocwen Financial Corporation; and (b) BCBF, L.L.C., included as Exhibit 99.0 in the December 31, 1997 Annual Report on Form 10-K of Ocwen Financial Corporation. We also consent to the references to our firm under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
September 28, 1998